FELDMAN FINANCIAL ADVISORS, INC.

1001 CONNECTICUT AVENUE, NW o SUITE 840
WASHINGTON, DC 20036
202-467-6862
(FAX) 202-467-6963

January 13, 2009

Board of Directors

GCF Bancorp, Inc.

381 Egg Harbor Road

Sewell, New Jersey 08080

Members of the Board:

We hereby consent to the use of our firm’s name in the Application for Conversion on Form AC, and amendments thereto, filed by GCF Bank with the Office of Thrift Supervision. We also consent to the use of our firm’s name in the Registration Statement on Form S-1, and amendments thereto, filed by GCF Bancorp, Inc. with the Securities and Exchange Commission. Additionally, we consent to the inclusion of, summary of, and reference to our Conversion Valuation Appraisal Report in such filings and amendments, including the Prospectus of GCF Bancorp, Inc.

We further consent to reference in the aforementioned filings and amendments the summary of our opinion as to the value of subscription rights granted by Gateway Community Financial, MHC pursuant to its Plan of Conversion and Reorganization.

Sincerely,

FELDMAN FINANCIAL ADVISORS, INC.